EXHIBIT 99.1
EasyLink Services International Corporation
Announces Fiscal Second Quarter 2012 Financial Results

Signs Largest New Customer Contract in Company History

NORCROSS, GA, March 12, 2012 - (GLOBE NEWSWIRE) - EasyLink Services International Corporation ("EasyLink" or "Company") (NasdaqCM: ESIC, www.easylink.com), a global provider of comprehensive messaging services and e-commerce solutions, reported fiscal second quarter 2012 revenue of $44.5 million, gross profit of $29.9 million, cash flow from operations of $15.6 million and adjusted EBITDA of $11.6 million.

“As the integration of the Xpedite business began its second phase, we became aware of several customer relationships that do not meet an acceptable margin threshold. Therefore, we made the strategic decision not to continue with these customer contracts,” said Tom Stallings, CEO of EasyLink. “As a result we will experience a reduction in our current annual revenue run rate of approximately $4 million. However, due to the elimination of these contracts and our continued efforts to minimize our costs we are also pleased to report today increases in our gross margins of approximately 420 basis points and $.06 per basic GAAP share in earnings from the same quarter last year.”

Financial Review

Revenue for the second quarter of fiscal 2012 was approximately $44.5 million compared to $47.4 million in the second quarter of fiscal 2011. Gross profit for the second quarter of fiscal 2012 and for the comparable prior year quarter was $29.9 million with gross margins of 67.3% in fiscal second quarter 2012 compared to 63.1% for the prior year quarter. The ability to offset the $2.9 million reduction in revenue with an equal reduction in cost of services on a year-over-year comparative basis reflects a combination of the elimination of the lower margin business and our ongoing cost cutting efforts.

Net income for the second quarter of fiscal 2012 was approximately $2.9 million, or $0.09 per basic and diluted share compared to approximately $1.0 million, or $0.03 per basic and diluted share in the second quarter of fiscal 2011. Non-GAAP net income ex-items was $5.6 million, or $0.18 per adjusted basic share and $0.17 per diluted share compared to approximately $4.4 million, or $0.15 per adjusted basic share and $0.14 per diluted share in the second quarter of fiscal 2011. Please see the GAAP to non-GAAP reconciliation at the end of this press release for details.

Adjusted EBITDA, which includes non-cash compensation expense and acquisition and integration related charges, was approximately $11.6 million for the second quarter of fiscal 2012 compared to approximately $12.1 million in the second quarter of fiscal 2011. There were no acquisition and integration related charges in the second quarter of 2012.

Outstanding total debt at January 31, 2012 totaled $86.8 million with net debt of $65.2 million.

“We closed the quarter with the addition of contracts worth a total contract value of approximately $2.5 million and then added an additional $6 million in February which included a single new contract valued at $5.6 million,” Tom Stallings CEO added. “While much of this revenue will not begin to be realized until next fiscal year, the addition of $8.5 million of new business in the past four months and $16.5 million during the last thirteen months clearly demonstrates that the Company is on the march toward organic growth. We again reaffirm our expectations to begin to see organic quarter-over-quarter growth in the second half of fiscal 2012.”

Updated Guidance

The Company confirms its adjusted EBITDA guidance of $46 to $48 million for fiscal 2012. Fiscal 2012 revenue is now estimated to be approximately $185 million. With the addition of two million more class A common shares outstanding since the beginning of the fiscal year and the reduced revenue guidance, estimated GAAP basic EPS will be between $0.40 to $0.45 per share with non-GAAP basic EPS estimated between $0.65 to $0.70 based on the current number of shares outstanding as of January 31, 2012.

Non-GAAP Presentation
This press release contains non-GAAP financial measures that are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. This press release should be read in conjunction with the Company's Form 8-K earnings release filed with the Securities and Exchange Commission for the second fiscal quarter ended January 31, 2012.
In addition, these non-GAAP measures: (i) are not based on any comprehensive set of accounting rules or principles; and (ii) have limitations in that they do not reflect all of the amounts associated with EasyLink's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate EasyLink's results of operations in conjunction with the corresponding GAAP measures.
EasyLink believes that the presentation of non-GAAP financial measures, when shown in conjunction with the corresponding GAAP measures, provides useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when assessing the performance of our business.
EasyLink believes that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, our peer companies may calculate similar non-GAAP financial measures differently than EasyLink, limiting their usefulness as comparative measures.
Investor Conference Call
The Company plans to hold a conference call on Tuesday, March 13 at 8:30 a.m. EST to discuss the results for the second quarter of fiscal 2012.
The Company invites all those interested in hearing management's discussion to join the call by dialing 1-888-334-3035 and international callers should dial 1-719-325-2309, participant pass code 4301478. If you are unable to participate and would like to hear a replay of the call, an audio reply will be available on EasyLink's investor relations website at http://ir.easylink.com/events.cfm.

Forward-Looking and Cautionary Statements

Except for the historical information and discussion contained herein, statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements. These and other risk factors are set forth under the caption “Risk Factors” in the Company's Annual Report on Form 10-K, the Company's quarterly reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

About EasyLink Services International Corporation

EasyLink Services International Corporation (EasyLink) (NasdaqCM: ESIC), headquartered in Norcross, GA, offers a comprehensive portfolio of “any to any” cloud-based messaging and transaction services that can bridge the most challenging technology gaps while creating significant cost efficiencies across an organization. From Desktop Fax and Production Messaging to EDI, Managed File Transfer, Document Capture and Management, Notifications and Secure Messaging we help companies drive costs out of their operations. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.

Contact:
EasyLink Services International Corporation
Glen Shipley
678-533-8004
gshipley@easylink.com

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Statements of Income
for the three and six months ended January 31, 2012 and 2011
(Unaudited)
(in thousands, except per share data)

	Three Months		Six Months
	2012	2011	2012	2011

Service revenues, net	$44,505	$47,425	$91,520	$70,160
Cost of services	14,566	17,494	30,274	24,085
Gross profit	29,939	29,931	61,246	46,075

Operating expenses:
Product development and enhancement	3,038	3,557	6,037	5,496
Selling and marketing	6,386	6,776	12,913	9,733
General and administrative	12,622	12,399	26,877	19,988
Acquisition and integration related	—	817	448	2,415
Total Operating expenses	22,046	23,549	46,275	37,632

Operating income	7,893	6,382	14,971	8,443

Other income (expense):
Interest expense	(1,431)	(1,598)	(2,989)	(2,411)
Other non-operating income	(438)	23	(417)	334
Total Other income (expense)	(1,869)	(1,575)	(3,406)	(2,077)

Income before income taxes	6,024	4,807	11,565	6,366
Provision for income taxes	3,155	1,868	5,394	2,460
Net Income	2,869	2,939	6,171	3,906

Dividends on preferred stock	—	(1,962)	—	(2,012)
Net income attributable to common stockholders	$2,869	$977	$6,171	$1,894

Basic net income per common share	$0.09	$0.03	$0.19	$0.06

Diluted net income per common share	$0.09	$0.03	$0.19	$0.06

Weighted average number of common shares outstanding – basic	31,936	29,448	31,805	29,354

Weighted average number of common shares outstanding – diluted	33,084	31,563	33,106	30,890

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	January 31, 2012	July 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$21,655	$30,178
Accounts receivable, net	26,154	29,752
Other current assets	7,205	7,665
Total current assets	55,014	67,595

Property and equipment, net	9,504	10,127
Goodwill and other intangible assets, net	137,177	142,109
Other long term assets	22,917	23,228
Total assets	$224,612	$243,059

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$22,386	$24,578
Notes payable	17,886	28,088
Other current liabilities	2,179	3,360
Total current liabilities	42,451	56,026

Notes payable, net of current portion	67,654	80,174
Deferred income taxes, net	6,669	6,940
Other liabilities	883	814
Total liabilities	117,657	143,954

Stockholders' Equity:
Preferred stock	—	—
Common Stock	330	324
Additional paid-in capital	140,172	137,467
Treasury Stock	(2,122)	(2,122)
Accumulated other comprehensive loss	(3,821)	(2,789)
Accumulated deficit	(27,604)	(33,775)
Total stockholders' equity	106,955	99,105
Total liabilities and stockholders' equity	$224,612	$243,059

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Net income attributable to common stockholders to Non-GAAP
Net income attributable to common stockholders
for the three and six months ended January 31, 2012 and 2011
(Unaudited)
(in thousands)

	Three Months		Six Months
	2012	2011	2012	2011
GAAP Net Income attributable to common stockholders	$2,869	$977	$6,171	$1,894
Non-GAAP Adjustments:
Amortization	2,093	2,484	4,370	3,803
Stock Compensation	978	173	1,648	650
Acquisition and integration related	—	817	448	2,415
Non-cash Interest	160	182	325	678
Non-cash Dividends	—	1,929	—	1,929
Non-GAAP Tax Effect (1)	(469)	(2,201)	(1,795)	(3,744)

Non-GAAP Net Income attributable to common stockholders	$5,631	$4,361	$11,167	$7,625

(1) For the three and six months ended January 31, 2012 and 2011, reflects adjustment to income tax expense to exclude the impact of other tax related items in order to reflect a normalized ongoing effective tax rate. Above Non-GAAP tax effect reflects $(1,265) and $(2,659) related to the Non-GAAP adjustments for the three and six months ended January 31, 2012, respectively and $(2,187) and $(3,710) for the three and six months ended January 31, 2011.

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Basic net income per common share to Non-GAAP Basic net income per common share for the three and six months ended January 31, 2012 and 2011
(Unaudited)

	Three Months		Six Months
	2011	2010	2012	2011
GAAP Basic net income per common share	$0.09	$0.03	$0.19	$0.06
Non-GAAP Adjustments:
Amortization	0.07	0.08	0.14	0.13
Stock Compensation	0.03	0.01	0.05	0.02
Acquisition and integration related	—	0.03	0.01	0.08
Non-cash Interest	0.01	0.01	0.01	0.02
Non-cash Dividends	—	0.07	—	0.07
Non-GAAP Tax Effect	(0.02)	(0.08)	(0.05)	(0.12)

Non-GAAP Basic net income per common share	$0.18	$0.15	$0.35	$0.26

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Diluted net income per common share to Non-GAAP Diluted net income per common share for the three and six months ended January 31, 2012 and 2011
(Unaudited)

	Three Months		Six Months
	2012	2011	2012	2011
GAAP Diluted net income per common share	$0.09	$0.03	$0.19	$0.06
Non-GAAP Adjustments:
Amortization	0.06	0.08	0.13	0.12
Stock Compensation	0.03	0.01	0.05	0.02
Acquisition and integration related	—	0.03	0.01	0.08
Non-cash Interest	—	0.01	0.01	0.02
Non-cash Dividends	—	0.07	—	0.07
Non-GAAP Tax Effect	(0.01)	(0.09)	(0.05)	(0.12)

Non-GAAP Diluted net income per common share	$0.17	$0.14	$0.34	$0.25

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Net Income to Adjusted EBITDA
for the three and six months ended January 31, 2012 and 2011
(Unaudited)
(in thousands)

	Three Months		Six Months
	2012	2011	2012	2011
Net Income	$2,869	$2,939	$6,171	$3,906
Adjustments:
Interest expense	1,431	1,598	2,989	2,411
Provision for income taxes	3,155	1,868	5,394	2,460
Depreciation and amortization	3,139	4,714	6,453	6,922
Stock compensation	978	173	1,648	650
Acquisition and integration related	—	817	448	2,415

Adjusted EBITDA	$11,572	$12,109	$23,103	$18,764